UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007

Unicorp, Inc.
(Exact name of registrant as specified in its charter)

Nevada	2-73389	75-1764386
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

Galleria Financial Center, 5075 Westheimer, Suite 975 Houston, TX 77056	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (713)402-6700

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Completion of Acquisition or Disposition of Assets

On June 18, 2007, Affiliated Holdings, Inc., (“Affiliated”) a wholly-owned subsidiary of Unicorp, Inc. entered into an agreement to acquire the wells, land, oil, gas and mineral leases and other mineral rights and interests owned by Miss-Lou Petroleum LLC, in Welsh Field, Jefferson Davis Parish, Louisiana for $500,000 in cash.

On June 19, 2007, Affiliated entered into an agreement to acquire the wells, land, oil, gas and mineral leases and other mineral rights and interests owned by Plymouth Resource Group II, Inc., in Welsh Field, Jefferson Davis Parish, Louisiana for $800,000 in cash.

Pursuant to the two agreements, Affiliated acquired a one hundred percent (100%) working interest and a seventy-five percent (75%) net revenue interest in fifteen existing wells and the oil, gas and mineral leases and other mineral rights and interests in the Welsh Field.

This summary description of the transaction does not purport to be complete and is qualified in its entirety by reference to the form of the agreements and the other documents and instruments that are filed as exhibits to this current report.

As more fully described above, Affiliated Holdings, Inc. acquired wells, land, oil, gas and mineral leases and other mineral rights and interests in Welsh Field, Jefferson Davis Parish, Louisiana for $1,300,000.

Affiliated is not an affiliate of either Miss-Lou Petroleum LLC or Plymouth Resource Group II, Inc.

Item 9.01 Financial Statements and Exhibit

(c)  Exhibits

The following exhibits are to be filed as part of this 8-K:

 EXHIBIT NO. IDENTIFICATION OF EXHIBIT

10.1 Asset Purchase Agreement dated June 18, 2007
10.2 Asset Purchase Agreement dated June 19, 2007
99.1 Press Release

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    UNICORP. INC.

    By: /s/ Carl A. Chase
                          Carl A. Chase
                                      Chief Financial Officer

DATE: June 22, 2007

EXHIBIT INDEX

EXHIBIT NO. IDENTIFICATION OF EXHIBIT

10.1 Asset Purchase Agreement dated June 18, 2007
10.2 Asset Purchase Agreement dated June 19, 2007
99.1 Press Release